UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

August 17, 2016

Dear Alcoa Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of Alcoa Inc. (“Alcoa”) to be held on Wednesday, October 5, 2016, at 10:00 a.m., local time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

At the special meeting, we will ask you to consider and vote on a proposal to authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3; and a proposal to adopt a corresponding amendment to Alcoa’s Articles of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue.

The proxy statement attached to this letter provides you with information about the proposed reverse stock split and amendment. Please read the entire proxy statement carefully. You may obtain additional information about Alcoa from documents we file with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or voting instruction form. If you hold shares through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or nominee to provide voting instructions. You can revoke your proxy at any time before the special meeting and provide a new proxy as you deem appropriate. Only your latest dated proxy will count. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the special meeting.

Your vote is very important. We look forward to seeing you on Wednesday, October 5, 2016.

Sincerely,

Klaus Kleinfeld

Chairman and Chief Executive Officer

NOTICE OF 2016 SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

The Special Meeting of Shareholders of Alcoa Inc. (“Alcoa”) will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 on October 5, 2016, at 10:00 a.m., local time. Holders of record of Alcoa common stock at the close of business on August 3, 2016, the record date for the special meeting (the “record date”), are entitled to vote at the special meeting.

The special meeting will be held for the following purposes:

1.	to vote on a proposal to authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3;

2.	to vote on a proposal to adopt a corresponding amendment to Alcoa’s Articles of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue; and

3.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You will need an admission ticket if you plan to attend the meeting. Please see the questions and answers section of the proxy statement for instructions on how to obtain an admission ticket.

Your vote is important. Whether or not you plan to attend the special meeting in person, please vote by completing, signing, dating and returning the enclosed proxy card or voting instruction form as soon as possible to ensure your representation at the special meeting. Promptly voting your shares will ensure a quorum and save Alcoa the expense of further solicitation. A proxy may be revoked at any time before the special meeting.

On behalf of Alcoa’s Board of Directors,

Audrey Strauss

Executive Vice President, Chief Legal Officer and Secretary

August 17, 2016

390 Park Avenue

New York, NY 10022-4608

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 5, 2016

The Notice of Special Meeting and Proxy Statement is available at

www.ReadMaterial.com/AA

The Board of Directors of Alcoa Inc. (“Alcoa”) is providing this proxy statement in connection with the Special Meeting of Shareholders to be held on October 5, 2016, at 10:00 a.m., local time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, and at any adjournment or postponement thereof.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released to shareholders on or about August 17, 2016. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the proxy materials to each shareholder of record, Alcoa may furnish proxy materials by providing access to those documents on the Internet. The Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. Shareholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials.

PROXY SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement before you vote.

2016 SPECIAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., local time, October 5, 2016

Place:	Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019

Record Date:	August 3, 2016

Voting:	Shareholders as of the record date are entitled to vote. Each share of Alcoa common stock is entitled to one vote for each of the proposals to be voted on.

Admission:	An admission ticket is required to enter Alcoa’s special meeting. See Question 5 in the “Questions and Answers About the Special Meeting and Voting” section regarding how to obtain a ticket.

How to Cast Your Vote

Your vote is important! Please cast your vote.

Shareholders of record, who hold shares registered in their names, can vote by:

Internet at www.cesvote.com	calling 1-888-693-8683 toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 6:00 a.m., Eastern Time, on October 5, 2016. If you vote by mail, your proxy card must be received before the special meeting. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 6:00 a.m., Eastern Time, on October 3, 2016.

Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the special meeting. Even if you plan to attend our special meeting in person, please cast your vote as soon as possible.

See the “Questions and Answers About the Special Meeting and Voting” section for more details.

Voting Matters and Board Recommendations

Voting Matters		Board’s Recommendation
Item 1.	A proposal to authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3.	FOR

Item 2.	A proposal to adopt a corresponding amendment to Alcoa’s Articles of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue.	FOR

PROXY STATEMENT

FOR

ALCOA INC.

390 Park Avenue

New York, NY 10022-4608

ABOUT THIS PROXY STATEMENT

Purpose

This proxy statement is being furnished by Alcoa Inc., a Pennsylvania corporation (“Alcoa”), in connection with the solicitation by Alcoa’s Board of Directors of proxies to be voted at our special meeting of shareholders to be held on October 5, 2016, at 10:00 a.m., local time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, and at any adjournment or postponement thereof. The holders of record of Alcoa common stock, par value $1.00 per share (“common stock”), as of the close of business on August 3, 2016, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting and any adjournment or postponements thereof. As of the record date, there were 1,315,379,801 shares of our common stock issued, outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented at the special meeting.

The special meeting will be held for the following purposes:

1.	to vote on a proposal to authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3 (the “Reverse Stock Split”);

2.	to vote on a proposal to adopt a corresponding amendment (the “Articles of Amendment”) to Alcoa’s Articles of Incorporation (the “Articles of Incorporation”) to effect the Reverse Stock Split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue (the “Authorized Share Count Reduction”); and

3.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If our shareholders authorize the Reverse Stock Split and adopt the Articles of Amendment, and Alcoa implements them, the Reverse Stock Split and Authorized Share Count Reduction will become effective upon the filing of the Articles of Amendment in the Pennsylvania Department of State. Even if shareholders authorize the Reverse Stock Split and Authorized Share Count Reduction, and adopt the Articles of Amendment, Alcoa may delay the filing of the Articles of Amendment or abandon the Reverse Stock Split and the Authorized Share Count Reduction if the Board of Directors determines that such action is in the best interests of Alcoa and our shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the authorization of the Reverse Stock Split and FOR the adoption of the Articles of Amendment.

Questions and Answers About the Special Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of Alcoa common stock at the close of business on August 3, 2016, you are eligible to vote at the special meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a shareholder of record/registered shareholder and as a beneficial owner of shares?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” or a “registered shareholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.	How do I vote if I am a shareholder of record?

By Telephone or Internet. All shareholders of record can vote by touchtone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All shareholders of record can also vote by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”), you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

In Person. All shareholders of record may vote in person at the meeting. See Question 5 below regarding how to obtain an admission ticket to attend the special meeting.

If no contrary instruction is indicated on your proxy, the proxy committee will vote the shares FOR the Reverse Stock Split and FOR the Articles of Amendment.

Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. The proxy committee will vote your shares according to your directions.

4.	How do I vote if I am a beneficial owner of shares?

If you are a beneficial owner of shares of common stock, you can vote by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via telephone or the Internet. If you wish to vote your shares at the meeting, you must obtain a legal proxy from your broker, bank or other financial institution and bring it with you to hand in with your ballot. See Question 5 below regarding how to obtain an admission ticket to the special meeting.

5.	How do I get an admission ticket to attend the special meeting?

You may attend the meeting if you were a shareholder as of the close of business on August 3, 2016. If you plan to attend the meeting, you will need an admission ticket. If you are a registered shareholder, have your Notice available and call 1-866-804-9594 or visit www.AlcoaAdmissionTicket.com and follow the instructions provided. If a broker, bank or other financial institution holds your shares and you would like to attend the meeting, please write to: Alcoa Inc., 201 Isabella Street, Pittsburgh, PA 15212-5858, Attention: Diane Thumma or email to diane.thumma@alcoa.com. Please include a copy of your brokerage account statement or a legal proxy (which you can obtain from your broker, bank or other financial institution), and we will send you an admission ticket.

6.	What does it mean if I receive more than one Notice?

If you are a shareholder of record or participate in Alcoa’s Dividend Reinvestment and Stock Purchase Plan or employee savings plans, you will receive one Notice (or if you are an employee with an Alcoa email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-888-985-2058 (in the U.S. and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

7.	How do I vote if I participate in one of the employee savings plans?

You must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the Internet. You cannot vote your shares in person at the special meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 6:00 a.m., Eastern Time, on October 3, 2016.

8.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 6:00 a.m., Eastern Time, on October 5, 2016, or by 6:00 a.m., Eastern Time, on October 3, 2016 in the case of instructions to the trustee of an employee savings plan):

•	Vote again by telephone or at the Internet website.

•	Mail a revised proxy card or voting instruction form that is dated later than the prior one.

•	Shareholders of record may vote in person at the special meeting.

•	Shareholders of record may notify Alcoa’s Corporate Secretary in writing that a prior proxy is revoked.

•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

9.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against Alcoa;

•	in the case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent judge of election to certify the results of the vote.

Corporate Election Services, Inc., the independent proxy tabulator used by Alcoa, counts the votes and acts as the judge of election for the meeting.

10.	What happens if I do not instruct my broker how to vote?

Under New York Stock Exchange (“NYSE”) rules, the proposals to authorize the Reverse Stock Split and adopt the Articles of Amendment are considered “discretionary” items. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the special meeting.

11.	What constitutes a “quorum” for the special meeting?

A quorum consists of a majority of the outstanding shares, present at the meeting or represented by proxy. A quorum is necessary to conduct business at the special meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum.

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on August 3, 2016, the record date for the meeting, Alcoa had outstanding 1,315,379,801 shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each of the proposals to be voted on.

Under Pennsylvania law, the authorization of the Reverse Stock Split and adoption of the Articles of Amendment require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Abstentions and broker non-votes are not considered “votes cast” on these proposals and therefore have no effect on the outcome of these proposals.

13.	Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Inc. (“Innisfree”), 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $12,500, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

14.	What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources. Householding will not in any way affect dividend check mailings.

We will deliver promptly upon written or oral request a separate copy of the proxy statement or Notice of Internet Availability of Proxy Materials to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Diane Thumma at Alcoa Inc., 201 Isabella Street, Pittsburgh, PA 15212-5858, Attention: Diane Thumma, or email to diane.thumma@alcoa.com or call 1-412-553-1245.

Shareholders of record may request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-888-985-2058 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare, P.O. Box 30170, College Station, TX 77842-3170 or through the Computershare website, www.computershare.com. Shareholders owning their shares through a bank, broker or other nominee may request to begin or to discontinue householding by contacting their bank, broker or other nominee.

15.	Who should I contact if I have any questions?

Shareholders with questions or who need assistance in voting their shares may call Innisfree toll-free at (877) 750-5836.

PROPOSALS

The Proposals

Alcoa is asking shareholders to:

1.	authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3; and

2.	adopt a corresponding amendment to the Articles of Incorporation in the form attached to this Proxy Statement as Annex A, to effect the Reverse Stock Split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue.

If shareholders approve these proposals, the Board of Directors will cause the Articles of Amendment to be filed in the Pennsylvania Department of State and effect the Reverse Stock Split and the Authorized Share Count Reduction only if the Board of Directors determines that the Reverse Stock Split and the Authorized Share Count Reduction would be in the best interests of Alcoa and its shareholders. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Count Reduction and not to file the Articles of Amendment. Alcoa will not effect the Reverse Stock Split without also effecting the Authorized Share Count Reduction, and vice versa. No further action on the part of shareholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Count Reduction.

The Authorized Share Count Reduction will result in a proportionate reduction of the total number of shares of Alcoa common stock that Alcoa is authorized to issue from 1,800,000,000 to 600,000,000.

All holders of Alcoa common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Count Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any shareholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $1.00 per share (see “Effects of the Reverse Stock Split”).

As of August 3, 2016, 1,315,379,801 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the completion of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have issued and outstanding approximately 438,459,934 common shares.

Reasons for the Reverse Stock Split

The Board of Directors has determined that it is in the best interests of Alcoa and its shareholders to implement a reverse stock split in order to reduce the number of shares of common stock outstanding. Immediately following the completion of the Reverse Stock Split, the number of shares of common stock issued and outstanding will be reduced proportionately based on the 1-for-3 split ratio.

In determining to seek authorization for the Reverse Stock Split, the Board of Directors considered that the implementation of a reverse stock split is likely to increase the trading price for Alcoa common stock as a result of the reduction in the number of shares outstanding. The Board of Directors considered the advice of its financial advisors that the increased trading price of Alcoa common stock that is expected as a result of the reverse stock split may improve marketability and liquidity of Alcoa common stock which may facilitate trading in Alcoa common stock.

For example, some investors may prefer to invest in stocks that trade at a per share price range more typical of companies listed on the NYSE and in-line with constituents of comparable indices, and certain institutional investors may be prohibited in their investment charters from purchasing stocks that trade below certain minimum price levels. Further, brokerage commissions paid by investors, as a percentage of a total transaction, tend to be higher for lower-priced stocks. An increased trading price for Alcoa common stock and, following the Separation Transaction (as defined below), Arconic common stock as a result of a reverse stock split may help reduce these concerns.

In addition, the Board of Directors considered that Alcoa’s previously announced separation into two independent, publicly-traded companies (the “Separation Transaction”) is expected to result in a lower per share trading price for Alcoa common stock due to the distribution of shares of Alcoa Upstream Corporation (“Alcoa Corporation”), a subsidiary of Alcoa that will include the five business units that today make up Alcoa’s Global Primary Products—Bauxite, Alumina, Aluminum, Cast Products and Energy—and a Rolled Products business unit consisting of the rolling mill operations in Warrick, Indiana and Saudi Arabia, to Alcoa shareholders. Alcoa will be renamed Arconic Inc. (“Arconic”) in connection with the Separation Transaction, and common shares of Alcoa Inc. will become common shares of Arconic Inc. Accordingly, an increase in the per-share trading price of Alcoa Inc. common shares resulting from the Reverse Stock Split may, after the Separation Transaction, improve marketability and liquidity, which may facilitate trading, in Arconic common shares.

Although the Board of Directors has determined to seek authorization for the Reverse Stock Split in part in connection with the Separation Transaction, the Reverse Stock Split is not a condition to the completion of the Separation Transaction, and the Separation Transaction is not a condition to the completion of the Reverse Stock Split. The Reverse Stock Split is expected to be completed prior to the completion of the Separation Transaction and regardless of whether the Separation Transaction is completed. In addition, the Separation Transaction is expected to be completed regardless of whether shareholders authorize the Reverse Stock Split and adopt the Articles of Amendment.

Reasons for the Authorized Share Count Reduction

As a matter of Pennsylvania law, implementation of the Reverse Stock Split does not require a change in the total number of shares of Alcoa common stock authorized under the Articles of Incorporation. In determining to recommend a change to the total number of shares of our common stock authorized under the Articles of Incorporation as part of the Articles of Amendment, the Board of Directors considered the number of shares that would be available for issuance if we did not reduce our total authorized shares of common stock from the current limit as compared to the number that would be available following a reduction that is proportionate to the 1-for-3 split ratio for the Reverse Stock Split. The Board of Directors also considered the potential for future stock issuances to raise capital, satisfy obligations under Alcoa’s outstanding convertible securities, effect acquisitions and other transactions, and/or provide equity incentives to employees. The Board of Directors believes that the proportionate, 1-for-3 reduction contemplated by the Authorized Share Count Reduction is appropriate because it maintains the relative amount of common shares that Alcoa is authorized to issue as compared to the total amount currently outstanding.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Count Reduction (the “Effective Time”), if approved by shareholders and implemented by Alcoa, will be the date and time of the filing of the Articles of Amendment in the Pennsylvania Department of State.

If, at any time prior to the filing of the Articles of Amendment in the Pennsylvania Department of State, the Board of Directors, in its discretion, determines that it is in Alcoa’s best interests and the best interests of Alcoa’s shareholders to delay the filing of the Articles of Amendment or abandon the Reverse Stock Split and the Authorized Share Count Reduction, the Reverse Stock Split and the Authorized Share Count Reduction may be delayed or abandoned, without any further action by our shareholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the Reverse Stock Split, the trading price of Alcoa common stock will increase in proportion to the reduction in the number of shares of Alcoa common stock issued and outstanding as a result of the Reverse Stock Split or otherwise. The total market capitalization of Alcoa common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, including for reasons unrelated to the Reverse Stock Split.

Fractional Shares

Shareholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, shareholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

No transaction costs will be assessed on shareholders for the cash payment in lieu of fractional shares. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Alcoa common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Alcoa common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of Alcoa common stock; or

•	if you have shares of Alcoa common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a bank, broker or other nominee) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

If we determine, following the receipt of shareholder approval, to implement the Reverse Stock Split, the principal result will be to decrease the number of outstanding shares of our common stock based on the 1-for-3 split ratio. Our common stock is currently registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, we expect our common stock will continue to be listed on the NYSE under the symbol “AA” (until such time as it is changed to “ARNC” due to the renaming of Alcoa to Arconic in connection with the Separation Transaction), although it will be considered a new listing with a new CUSIP number.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2.0% of the voting power of the outstanding shares of our common stock immediately prior to the Effective Time will generally continue to hold 2.0% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split, except to the extent that there are shareholders of record who receive cash in lieu of fractional shares and, as a result, cease to hold at least one share following the Reverse Stock Split.

If implemented, the Reverse Stock Split may increase the number of shareholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares. We believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Preferred Stock and Convertible Notes

Pursuant to our Articles of Incorporation, our capital stock consists of 660,000 shares of Serial Preferred Stock, par value $100 per share, 10,000,000 shares of Class B Serial Preferred Stock, par value of $1.00 per share, and 1,800,000,000 shares of common stock. The proposed Reverse Stock Split Amendment would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

As of August 3, 2016, there were 546,024 shares of Alcoa’s Serial Preferred Stock (the “Class A Preferred Stock”) outstanding. The Reverse Stock Split will have no effect on the number of shares of Class A Preferred Stock outstanding.

As of August 3, 2016, there were 2,500,000 shares of Alcoa’s Class B Serial Preferred Stock (the “Class B Preferred Stock”) outstanding. Under the terms of Class B Preferred Stock, the conversion rate will be adjusted on the date of the Effective Time to result in a reduction in the number of shares of common stock into which each share of such Class B Preferred Stock may be convertible that is proportionate to the 1-for-3 split ratio.

Under the terms of the outstanding convertible notes due 2019 (the “Convertible Notes”) of RTI International Metals, Inc., a subsidiary of Alcoa, the conversion rate will be adjusted on the date the common stock first trades on the NYSE reflecting the Reverse Stock Split to result in a reduction in the number of shares of common stock into which each such Convertible Note may be convertible that is proportionate to the 1-for-3 split ratio.

Effect on Dividends

Under Pennsylvania law, holders of Alcoa common stock are only entitled to receive such dividends payable on our common stock as the Board of Directors may declare out of funds legally available for such payments. The Board of Directors reviews the appropriateness of the dividend on our common stock each quarter. The determination of the amount of future dividends on our common stock will depend on our future earnings, capital requirements, financial condition and other relevant factors. The Board of Directors may determine to reduce or eliminate our common stock dividend in the event of material future deteriorations in business conditions.

Potential Anti-Takeover Effect

The Reverse Stock Split and Articles of Amendment are not being proposed in response to any effort of which we are aware to accumulate shares of Alcoa common stock or obtain control of Alcoa, nor are they part of a plan by management to recommend a series of similar amendments to our Board of Directors and shareholders. The Board of Directors does not intend to use the Reverse Stock Split as a part of or as a first step in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of Alcoa common stock will remain $1.00 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on Alcoa’s balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged.

Effect on Equity Compensation

As of August 3, 2016, approximately 40,886,303 stock options, 16,480,380 time-based restricted stock units, 6,807,100 performance-based restricted stock units and 0 deferred share units were outstanding under the equity compensation and deferred compensation plans maintained by Alcoa. If the Reverse Stock Split occurs, we expect that the number of shares of Alcoa common stock underlying all outstanding equity awards will be adjusted by the applicable plan administrator to reflect a reduction that is proportionate to the 1-for-3 split ratio. In addition, the per share exercise price for each outstanding stock option would be increased proportionally such that the aggregate exercise price payable by the holder to Alcoa for the shares subject to the option would remain approximately the same as, and no less than, the aggregate exercise price prior to the Reverse Stock Split. In connection with the Reverse Stock Split, the applicable equity compensation plan administrator will implement certain technical, conforming changes to the equity compensation plans, including ratably reducing the authorized number of shares of Alcoa common stock available for awards under the equity compensation plans to reflect the 1-for-3 split ratio.

Shares Held in Book-Entry and Through a Bank, Broker or Other Nominee

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our shareholders.

Upon the Reverse Stock Split, we intend to treat shareholders holding shares of Alcoa common stock in “street name” (that is, through a bank, broker or other nominee) in the same manner as registered shareholders whose shares of Alcoa common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. CHESS Depository Nominees Pty Ltd, as holder of legal title to the common stock which represent CHESS Depository Interests (CDIs), will give effect to the Reverse Stock Split on behalf of CDI holders and may apply its own specific procedures for processing the Reverse Stock Split. If you hold your shares of Alcoa common stock with a bank, broker or other nominee, and you have any questions in this regard, we encourage you to contact your nominee.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Alcoa common stock for which you received a cash payment. See “Fractional Shares.”

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning on the effective date of the reverse stock split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”

Shareholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Articles of Amendment that is not shared by all of our other shareholders.

Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split and Articles of Amendment

Alcoa reserves the right to delay the filing of the Articles of Amendment or abandon the Reverse Stock Split and the Authorized Share Count Reduction at any time before the Effective Time, even if the Reverse Stock Split and the Articles of Amendment have been approved by shareholders at the special meeting. By voting in favor of the Reverse Stock Split and the Articles of Amendment, you are also expressly authorizing the Board of Directors to delay, until December 31, 2016, or abandon the Reverse Stock Split and the Articles of Amendment if the Board of Directors determines that such action is in the best interests of Alcoa and our shareholders.

Vote Required

At the close of business on August 3, 2016, the record date for the meeting, Alcoa had outstanding 1,315,379,801 shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each of the proposals to be voted on.

Under Pennsylvania law, the authorization of the Reverse Stock Split and adoption of the Articles of Amendment require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Abstentions and broker non-votes are not considered “votes cast” on these proposals and therefore have no effect on the outcome of these proposals.

The Board of Directors recommends that you vote FOR the authorization of the Reverse Stock Split and FOR the adoption of the Articles of Amendment.

No Appraisal Rights

Under Pennsylvania law, the Articles of Incorporation and Alcoa’s By-laws, shareholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split or the Articles of Amendment.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to “U.S. Holders” (as defined below) of Alcoa common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary or proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partners and the activities of the partnership. Partners in partnerships holding our common stock should consult their tax advisors.

This discussion applies only to U.S. Holders that hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under U.S. federal income tax laws (including, for example, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, or holders who acquired our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation). This summary does not address tax considerations under state, local, foreign, and other laws, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. income tax.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the Reverse Stock Split. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization,

•	a U.S. Holder generally will not recognize gain or loss on the Reverse Stock Split;

•	the aggregate tax basis of the shares of our common stock received in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocated to a fractional share); and

•	the holding period of the shares of our common stock received in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the U.S. Securities and Exchange Commission that they beneficially owned more than 5% of Alcoa common stock as of the date indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	110,978,248[1]	8.47%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	Common Stock	86,472,304[2]	6.6%
Elliott Associates, L.P. 40 West 57th Street New York, NY 10019
Elliott International, L.P. c/o Maples & Calder P.O. Box 309 Ugland House, South Church Street George Town Cayman Islands, British West Indies
Elliott International Capital Advisors Inc. 40 West 57th Street New York, NY 10019	Common Stock	86,200,000[3]	6.6%

1	As of December 31, 2015, as reported in a Schedule 13G amendment dated February 10, 2016. The Vanguard Group, an investment adviser, reported that it had sole power to vote 2,409,360 shares, sole power to dispose of 108,410,968 shares, shared power to vote 134,064 of the reported shares, and shared power to dispose of 2,567,280 shares.
2	As of December 31, 2015, as reported in a Schedule 13G amendment dated February 10, 2016. BlackRock Inc., a parent holding company, reported that it had sole power to vote 73,979,475 shares, sole power to dispose of 86,354,096 shares, and shared power to vote and dispose of 118,208 shares.
3	As of February 1, 2016, as reported in a Schedule 13D amendment dated February 1, 2016: Elliott Associates L.P. had sole power to vote and dispose of 28,532,000 shares; Elliott International, L.P. had shared power to vote and dispose of 57,668,000 shares; and Elliott International Capital Advisors Inc. had shared power to vote and dispose of 57,668,000 shares. In addition, these Elliott entities collectively had economic exposure comparable to approximately 0.9% of the shares of common stock outstanding pursuant to certain derivative agreements disclosed in the Schedule 13D amendment.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the ownership of Alcoa common stock, as of July 15, 2016, by each director, each of the named executive officers, and all directors and executive officers (serving as of July 15, 2016) as a group.

To satisfy Alcoa’s stock ownership requirements, directors must either invest in Alcoa deferred share units under Alcoa’s 2005 Deferred Fee Plan for Directors or purchase shares in the open market. Deferred share units provide directors with the same economic interest as if they own Alcoa common stock. The deferred share units track the performance of our common stock and accrue dividend equivalents that are equal in value to dividends paid on our common stock.

Name of Beneficial Owner	Shares of Common Stock[1]		Deferred Share Units[2]	Total
Directors
Arthur D. Collins, Jr.	50,000		140,970	190,970
Kathryn S. Fuller	—		52,382	52,382
Sean O. Mahoney	—		13,234	13,234
Michael G. Morris	30,120		92,497	122,617
E. Stanley O’Neal	—		95,037	95,037
James W. Owens	15,025	[3]	70,832	85,857
John C. Plant	30,000	[4]	6,617	36,617
L. Rafael Reif	—		17,749	17,749
Carol L. Roberts	—		26,969	26,969
Patricia F. Russo	10,000	[5]	67,017	77,017
Ulrich R. Schmidt	5,000		6,327	11,327
Martin S. Sorrell	36,146		—	36,146
Ratan N. Tata	62,546		—	62,546
Ernesto Zedillo	—		92,446	92,446
Named Executive Officers
Klaus Kleinfeld*	4,563,084		38,072	4,601,156
William F. Oplinger	445,085		2,838	447,923
Roy C. Harvey	181,666		—	181,666
Olivier M. Jarrault[6]	538,267		—	538,267
Audrey Strauss	366,075		3,123	369,198
Robert G. Wilt[6]	294,623		—	294,623
All Directors and Executive Officers as a Group (24 individuals)	6,502,463		743,649	7,246,112

*	Also serves as a director
1	This column shows beneficial ownership of Alcoa common stock as calculated under SEC rules. Unless otherwise noted, each director and named executive officer has sole voting and investment power over the shares of Alcoa common stock reported. None of the shares are subject to pledge. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, and for executive officers, share equivalent units held in the Alcoa Retirement Savings Plan which confer voting rights through the plan trustee with respect to shares of Alcoa common stock. This column also includes shares of Alcoa common stock that may be acquired under employee stock options that are exercisable as of July 15, 2016 or will become exercisable within 60 days after July 15, 2016 as follows: Mr. Kleinfeld (3,059,073); Mr. Oplinger (315,843); Mr. Harvey (152,737); Mr. Jarrault (313,310); Ms. Strauss (266,033); and Mr. Wilt (207,577); and all executive officers as a group (4,290,524). No awards of stock options have been made to non-employee directors. As of July 15, 2016, individual directors and executive officers, as well as all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of common stock.
2

This column lists (i) for executive officers, deferred share equivalent units held under the Alcoa Deferred Compensation Plan, and (ii) for directors, deferred share equivalent units held under the 2005 Deferred Fee

Plan for Directors and the Deferred Fee Plan for Directors (in effect before 2005). Each deferred share equivalent unit tracks the economic performance of one share of Alcoa common stock and is fully vested upon grant, but does not have voting rights.
3	Held by a trust of which Mr. Owens and his spouse are trustees and beneficiaries.
4	Held by a trust of which Mr. Plant is the trustee and a beneficiary.
5	Held by a trust of which Ms. Russo is the trustee and a beneficiary.
6	Employment with the Company ends effective August 1, 2016.

FORWARD-LOOKING STATEMENTS

This proxy statement contains (and oral communications made by Alcoa may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “will likely result,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the completion of the Reverse Stock Split and the Authorized Share Count Reduction, as well as the timing thereof; the intended benefits of the Reverse Stock Split, including that it is in the best interests of Alcoa’s shareholders, is expected to result in an increase in the trading price of Alcoa common stock and Arconic common stock, and is expected to make such common stock more attractive to a broader range of institutional and other investors; the market’s near- and long-term reaction to the Reverse Stock Split and the Authorized Share Count Reduction; and the Separation Transaction, including the expected benefits and timing thereof.

Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Such risks and uncertainties include, but are not limited to (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the possibility that shareholder approval for the Reverse Stock Split and Authorized Share Count Reduction will not be obtained; (d) the possibility that factors unrelated to the Reverse Stock Split may impact the per share trading price of Alcoa’s common stock; and (e) the risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including in Part I, Item 1A. (Risk Factors), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the SEC (which can be found on the SEC’s website at www.sec.gov, as well as on Alcoa’s website at www.alcoa.com; Alcoa’s website and the information contained therein or connected thereto are not incorporated into this proxy statement, or in any other filings with, or any information furnished or submitted to, the SEC). Market projections are subject to the risks discussed above and other risks in the market. Alcoa disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the special meeting. However, if any other matters properly come before the special meeting, the persons named in the enclosed proxy intend to vote such proxy in their discretion on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Alcoa Inc., Governance and Nominating Committee, c/o Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The written submission should comply with all requirements set forth in Alcoa’s Articles of Incorporation and By-laws. The committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

The Articles of Incorporation provide that any shareholder entitled to vote at an annual shareholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not later than 90 days before the anniversary date of the immediately preceding annual meeting, the shareholder must provide to Alcoa’s Corporate Secretary written notice of the shareholder’s intent to make such a nomination or nominations. The notice must contain all of the information required in the Articles of Incorporation and Alcoa’s By-laws. Any such notice must be sent to our principal executive offices: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The deadline for receipt of any shareholder nominations for the 2017 annual meeting is February 5, 2017.

To be considered for inclusion in Alcoa’s 2017 proxy statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than November 24, 2016. Address all shareholder proposals to: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2017 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with Alcoa’s By-laws, must be received in writing at our principal executive offices by February 5, 2017. Address all notices of intention to present proposals at the 2017 annual meeting to: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information, including our financial statements, with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.alcoa.com. Alcoa’s website and the information contained therein or connected thereto are not incorporated into this proxy statement, or in any other filings with, or any information furnished or submitted to, the SEC. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

On behalf of the Board of Directors,

Audrey Strauss

Executive Vice President, Chief Legal Officer and Secretary

August 17, 2016

ANNEX A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ALCOA INC.

Alcoa Inc. (the “Corporation”), for the purpose of amending its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) pursuant to Sections 1915 and 1916 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), does hereby certify as follows:

FIRST: The name of the Corporation is Alcoa Inc. and the address of the Corporation’s current registered office is c/o CT Corporation System, Dauphin County, Pennsylvania.

SECOND: The Corporation was incorporated under the Act of April 29, 1874 on September 18, 1888.

THIRD: The first sentence of Article FIFTH of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

“The authorized capital stock of the corporation shall be 660,000 shares of Serial Preferred Stock of the par value of $100 per share, 10,000,000 shares of Class B Serial Preferred Stock of the par value of $1.00 per share and 600,000,000 shares of Common Stock of the par value of $1.00 per share.

Upon the filing (the “Effective Time”) of the Articles of Amendment effecting the adoption of the authorized capital set forth in the immediately preceding sentence, each three (3) shares of the corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without further action on the part of the corporation or any holder thereof, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock of the par value of $1.00 per share, subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock pursuant to the Articles of Amendment will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Articles of Amendment. No fractional shares shall be issued upon the effectiveness of the Articles of Amendment and, in lieu thereof, the corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, shareholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.”

FOURTH: The Corporation hereby certifies that the amendment set forth in these Articles of Amendment has been duly adopted by Corporation’s Board of Directors and shareholders in accordance with the provisions of Sections 1912 and 1914 of the PBCL.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed in its corporate name by a duly authorized officer this      day of                     , 2016.

ALCOA INC.

By:

Name:

Title:

A-1

c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230-1150	Alcoa Inc. Special Meeting of Shareholders 10:00 a.m. Wednesday, October 5, 2016 at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019
Admission Ticket
This ticket is not transferable.
Please keep this ticket to be
admitted to the special meeting.

h Fold and detach here h

VOTE BY MAIL

THREE WAYS TO VOTE

Vote by Mail. Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Alcoa Inc., c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

Vote by Internet. Have your proxy card available when you access the website www.cesvote.com and follow the simple directions presented to record your vote.

Vote by Telephone. Have your proxy card available when you call toll-free 1-888-693-8683 using a touch-tone phone and follow the simple directions presented to record your vote.

Vote 24 hours a day, 7 days a week. Your telephone or Internet vote must be received by 6:00 a.m., Eastern Time, on October 5, 2016, to be counted. If you vote by Internet or by telephone, please do not mail your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on October 5, 2016—the Notice of Special Meeting and Proxy Statement is available at www.viewmaterial.com/Alcoa.

Return your proxy in the postage-paid envelope provided.

VOTE BY INTERNET
Access this website to cast your vote. www.cesvote.com

VOTE BY TELEPHONE
Call toll-free using a touch-tone telephone. 1-888-693-8683

▶

êIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.ê

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Alcoa Inc. 390 Park Avenue New York, NY 10022-4608

The undersigned hereby appoints Peter Hong, Max W. Laun, Susan M. Ringler, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Inc. the undersigned is entitled to vote if personally present at the Special Meeting of Shareholders of Alcoa Inc. to be held on October 5, 2016, and at any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. Your telephone or Internet vote must be received by 6:00 a.m., Eastern Time, on October 5, 2016, to be counted. If you vote by mail, your proxy card must be received before the meeting for your vote to be counted.

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Inc. held by the undersigned under any such plans. Your voting instructions must be received by 6:00 a.m., Eastern Time, on October 3, 2016, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Your vote on the proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendation of the Board of Directors.

Comments:

(Vote on the other side)

êIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.ê

(continued from the other side)

P R O X Y	Please mark your choices clearly in the appropriate boxes. If no choice is specified, this proxy will be voted FOR Items 1 and 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
	1. A proposal to authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3.	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. A proposal to adopt a corresponding amendment to Alcoa’s Articles of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature (if held jointly)	Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please sign exactly as your name or names appear(s) on this proxy card. If shares are held jointly, EACH holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.